SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                      _____________________________


                               FORM 8-K/A

                           AMENDMENT NO. 1 TO
                             CURRENT REPORT
                      PURSUANT TO SECTION 13 OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 20, 1994





                               DIXIE YARNS, INC.
            (Exact Name of Registrant as specified in its Charter)





      Tennessee                        0-2585               62-0183370
(State or other jurisdiction      (Commission File       (I.R.S. Employer
  of incorporation)                    Number)          Identification No.)





            1100 SOUTH WATKINS STREET, CHATTANOOGA, TN  37404
        (Address of principal executive offices)       (ZIP Code)




    Registrant's telephone number, including area code (615) 698-2501



Dixie Yarns, Inc. (the "Registrant" or "Dixie") hereby amends its Current Report on Form 8-K dated June 20, 1994 by deleting Item 2 and Items 7(a) and 7(b) of said Report and inserting Item 5 as set forth below.

Item 5.  Other Events.

Pursuant to an Asset Purchase Agreement dated May 25, 1994 with a subsequent closing date of June 20, 1994, Dixie acquired certain of the assets of Patrick of California, Inc. ("Patrick"), a manufacturer of principally commercial as well as residential carpet, with annual sales of approximately $20 million (the "Acquisition"). The assets acquired by Dixie from Patrick consist of carpet tufting equipment, inventory, receivables and other related assets together with the assumption of leases for carpet tufting and warehouse facilities located in Compton, California and Rancho Dominguez, California, respectively. Prior to the Acquisition, Dixie supplied carpet yarns to Patrick through Dixie's Candlewick Yarns Group.

Under the terms of the Asset Purchase Agreement, Dixie acquired certain of Patrick's net assets in exchange for: (1) the assumption of long term debt of approximately $625,000; (2) release of an obligation of approximately $2.4 million owed by Patrick to Dixie; and (3) cash and expenses in the amount of approximately $324,000 (collectively, the "Purchase Price"). Pursuant to the terms of the Asset Purchase Agreement, the Purchase Price was subject to an adjustment, depending on the net change in assets and liabilities of Patrick from the date of the Asset Purchase Agreement (April 30, 1994) until the date of the closing of the Asset Purchase Agreement (June 20, 1994). The amount of the adjustment was determined on July 29, 1994, and was not material. The Purchase Price was determined as a result of arms-length negotiations between the parties based upon the estimated current fair market values of the assets acquired.

The Acquisition represents another step in Dixie's previously announced strategy for expansion in the carpet industry. Dixie management believes that the Acquisition will diversify and enhance Dixie's carpet manufacturing capabilities.

Dixie has determined that the Acquisition does not constitute the acquisition of a business which is significant within the meaning of
Article 3 and Article 11 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, no financial statements of Patrick or pro forma financial information are required to be filed and no such information will be filed.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

      (c)  Exhibits.

           Exhibit (2a) listed below omits certain schedules and exhibits, which are listed therein. The Registrant hereby agrees to furnish a copy of any such omitted schedule or exhibit supplementally upon request of the Commission's Staff.

           (1)   Listing of Exhibits Incorporated by Reference:

                 None.

           (2)   Listing of Exhibits Filed with this Report:

                 (2a) Asset Purchase Agreement dated May 25, 1994, by and among Dixie Yarns, Inc., Patrick of California, Inc., Regent Industries, Inc. and
                        Frank V. Celiberti.*

                 (2b) Assignment and Assumption Agreement and Bill of Sale dated June 20, 1994, by and between Dixie Yarns, Inc. and Patrick of California, Inc.*

















*Previously filed.


                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    DIXIE YARNS, INC.
                                 _________________________

                                     (Registrant)






                                 By:/s/D. EUGENE LASATER
                                    ______________________

                                       D. Eugene Lasater
                                       Controller



                                 Date:  September 2, 1994
                                      ____________________